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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 1999 (except with respect to the matter discussed in Note 6 to the December 31, 1999 consolidated financial statements, as to which the date is March 16, 2000) on the December 31, 1998 and 1997 consolidated financial statements of Kinder Morgan, Inc., included in Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Denver, Colorado.
January 18, 2001